UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2013

HPEV, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53443	75-3076597
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

27420 Breakers Drive Wesley Chapel, Florida	33544
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 929-1877

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets
Item 3.03 Material Modification to Rights of Security Holders.

The disclosure set forth below under Item 5.03 (Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year) is incorporated by reference into this Item 3.03.

Section 5 – Corporate Governance and Management
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Preferred Stock Amendment

On June 24, 2013, an Amendment to the Certificate of Designation of Rights, Preferences, Privileges and Restrictions of the Series A Convertible Preferred Stock (the “Certificate of Designation”) issued by HPEV, Inc. (the “Company”) was filed with the Secretary of State of the State of Nevada. The amendment effectuated the change (i) to the conversion rate of each share of Series A Convertible Preferred Stock (the "Preferred Stock") from being convertible at the rate of 20,000 shares of common stock of the Company to 50,000 and (ii) to the voting right of each share of Preferred Stock from 20,000 to 50,000 shares of the common stock of the Company. There are currently 200 shares of the Preferred Stock issued and outstanding, all which are held by Spirit Bear Limited and its assignees.

The amendment to the Certificate of Designation was contemplated as a result of the Settlement Agreement entered into on April 12, 2013 between the Company and Spirit Bear Limited.

For all the terms and conditions of the Amendment to the Certificate of Designation described above, reference is hereby made to such Amendment annexed hereto as Exhibit 4.1.1 All statements made herein concerning the foregoing Agreement are qualified by reference to said Exhibit. For all the terms of the Certificate of Designation, see Exhibit 4.1 filed to the Current Report on Form 8-K filed by the Company on December 20, 2012.

Bylaws Amendment

The Company and the holders of the Preferred Stock also amended the bylaws of the Company to provide that the Board of Directors of the Company shall, irrespective of the number of members, at all times be composed of an even number of members of which at least 50% shall be individuals designated by Spirit Bear Limited. Such amendment was contemplated by the Securities Purchase Agreement entered into between Spirit Bear Limited and the Company December 14, 2012.

The amendment to the Bylaws provides that Spirit Bear Limited shall have the right to nominate half of the members of the Board, which shall consist of an even number of directors. If Spirit Bear Limited does not respond to a written request to designate one or more nominees to the Board within 5 days, this right shall no longer have any effect until the number of directors of the Board shall change thereafter (whether by resignation, appointment, removal or otherwise). This right survives until the earlier of December 14, 2015 and the date that Spirit Bear Limited ceases to be an affiliate of the corporation.

For the complete text of the restated provision of the Bylaws described above, reference is hereby made to such Amendment annexed hereto as Exhibit 3.6.1. For all the terms of the Bylaws, see Exhibit 3.6 filed to the Annual Report on Form 10-K for the year ended December 31, 2012 filed by the Company on April 15, 2013.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

4.1.1
Amendment to the Certificate of Designation of Rights, Preferences, Privileges and Restrictions of the Series A Convertible Preferred Stock filed with the Secretary of State of the State of Nevada on June 24, 2013

3.6.1	Amendment to Article VII of the Bylaws of HPEV, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HPEV INC.
(Registrant)

Date: June 27, 2013	By:	/s/ Timothy Hassett
Timothy Hassett
Chairman and CEO (Principal Executive Officer)